                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            AZTEC MANUFACTURING CO.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            AZTEC MANUFACTURING CO.
- - -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

    ---------------------------------------------------------------------------

Notes:

                            AZTEC MANUFACTURING CO.
                        400 NORTH TARRANT . P.O. BOX 668
                             CROWLEY, TEXAS  76036


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Aztec Manufacturing Co.:

The Annual Meeting of the Shareholders of AZTEC MANUFACTURING CO. (the "Company") will be held at the Petroleum Club in the Derrick I Room on the 39th floor of the Continental Plaza, 777 Main Street, Fort Worth, Texas, on the 11th day of July, 1995, at 10:00 a.m. for the purpose of considering and acting upon the following matters:

     1. ELECTION OF DIRECTORS. To elect three directors for a term of three years.

     2. APPROVAL OF AUDITORS. To approve the appointment of Ernst & Young LLP as auditors for the Company for its fiscal year ending February 29, 1996.

     3. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement attached to this Notice. As of the date of this Notice, management does not know of any other business to be presented at the meeting.

Only Shareholders of record at the close of business on the 12th day of May, 1995, will be entitled to notice of or to vote at the meeting or any adjournment or adjournments thereof. A copy of the Annual Report to Shareholders for the fiscal year ended February 28, 1995 is enclosed herewith.

WE HOPE YOU WILL BE ABLE TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.



                                              BY ORDER OF THE BOARD OF DIRECTORS



                                                    Robert H. Johnson, Secretary

Crowley, Texas
June 1, 1995

                            AZTEC MANUFACTURING CO.
                                 P. O. BOX 668
                              CROWLEY, TEXAS 76036

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 11, 1995

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aztec Manufacturing Co. (the "Company") for use at the regular Annual Meeting of the Shareholders of the Company to be held at the Petroleum Club in the Derrick I Room on the 39th floor of the Continental Plaza, 777 Main Street, Fort Worth, Texas, on the 11th day of July, 1995, at 10:00 a.m., and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy are being mailed on or about June 1, 1995, to the Shareholders of the Company.

GENERAL INFORMATION
- - -------------------

At the close of business on the 12th day of May, 1995, the record date for determination of Shareholders entitled to notice of and to vote at the meeting, there were outstanding 5,743,910 shares of Common Stock, $1.00 par value, of the Company (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. All shares represented at the meeting in person or by proxy shall be counted in determining the presence of a quorum.

Each holder of shares of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock of the Company owned of record at the close of business on May 12, 1995. Cumulative voting for directors is not permitted. Directors are elected by plurality vote and, therefore, the three nominees receiving the highest number of affirmative votes shall be elected as directors provided a quorum is present. Abstentions and broker non-votes will not be considered part of the voting power present with respect to any matter on which such shares so acted which has the effect of reducing the number of shares voting affirmatively that is required to approve a matter requiring a majority vote. Therefore, assuming a quorum is present, if more shares vote "for" approval of the appointment of the independent auditors than vote "against," this matter will pass. All shares of Common Stock represented by a valid proxy will be voted. A proxy may be revoked at any time before it is voted by filing with the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date.

The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, the Proxy Statement and the accompanying proxy will be borne by the Company. In addition to solicitation of proxies by mail, certain officers and employees of the Company, without additional compensation for such services, may solicit proxies by telephone, telegraph or personal contact. The Company will also supply brokerage firms and other custodians, nominees, and fiduciaries with such number of proxy materials as they may require for mailing to beneficial owners and will reimburse them for their reasonable expenses in connection therewith.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
- - ----------------------------------------------

Meetings of the Board of Directors are held regularly each month, including a meeting following the conclusion of the Annual Meeting of Shareholders. During the fiscal year ended February 28, 1995, there were twelve (12) regular
meetings.   For the fiscal year ended February 28, 1995, each non-employee director was paid a monthly retainer of $700 and a fee of $300 for each meeting of the Board of Directors attended. Mr. Martin, as an employee director, was paid a monthly retainer of $500 and a fee of $200 for each meeting of the Board of Directors attended. Each committee member is paid a fee of $300 for each meeting of a committee attended. Each of the current directors of the Company attended more than 75 percent of the aggregate of (1) the total number of meetings of the Board of Directors, and (2) the total number of meetings held by all committees of the Board on which he served, held during the fiscal year ended February 28, 1995.

The Company has an Audit and Compensation Committee (the "Audit Committee").
The functions of the Audit Committee are to (i) meet with the independent auditors to review the audit and its results, as well as to review internal controls of the Company, (ii) make recommendations to the Board of Directors as to the engagement or discharge of independent auditors, (iii) make recommendations to the Board of Directors of remuneration arrangements for directors and senior management, and (iv) administer the Company's incentive stock option plans, which includes selecting the executives and other key personnel of the Company eligible to participate thereunder. The members of the Audit Committee are Robert H. Johnson, Chairman, W. C. Walker and R. J. Schumacher. During the fiscal year ended February 28, 1995, that committee had two (2) meetings. The Company has a Nonstatutory Stock Option Committee which administers the Company's nonstatutory stock option plans. The members of this committee are L. C. Martin and Dana Perry. During the fiscal year ended February 28, 1995, that committee held no meetings. The Company does not have a nominating committee.

                                     _____

SECURITY OWNERSHIP OF PRINCIPAL BENEFICIAL OWNERS
- - -------------------------------------------------

To the best knowledge of the Company, the only beneficial owners of over 5 percent of the outstanding shares of Common Stock of the Company as of May 2, 1995 were as follows:

                               NAME &
                             ADDRESS OF
         TITLE OF            BENEFICIAL         NUMBER OF       PERCENT OF
          CLASS                OWNER             SHARES           CLASS
         ---------        --------------        ---------       ----------

         Common Stock      Dimensional Fund       291,330(1)      5.1%
         $1.00 par value   Advisors, Inc.
                           1299 Ocean Ave.,
                           11th Floor
                           Santa Monica,
                           CA  90401



         Common Stock      FMR Corp.              560,000(2)      9.8%
         $1.00 par value   82 Devonshire Street
                           Boston, MA 02109


(1) Based on information furnished by Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment adviser. Dimensional is deemed to have beneficial ownership of 291,330 shares of Aztec Manufacturing Co. Common Stock, all shares of which are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(2) Based on information furnished by Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser. Fidelity is deemed to have beneficial ownership of 560,000 shares of Aztec Manufacturing Co. Common Stock as a result of acting as investment adviser to several investment companies. The ownership of one investment company, Fidelity Low-Priced Stock fund, amounted to 560,000 shares of the Common Stock outstanding. Fidelity Low-Priced Stock fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts, 02109.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS
- - --------------------------------------

The Bylaws of the Company provide for nine directors and classify the Board of Directors into three classes, each class consisting of three directors, the members of which serve for three years. Of the directors listed under "DIRECTORS OF THE COMPANY," the terms of office of L.C. Martin, R. J. Schumacher and Dr. H. Kirk Downey expire at the 1995 Annual Meeting of Shareholders. The Board of Directors nominated and recommends the reelection of Messrs. Martin, Schumacher and Dr. Downey for a three-year term expiring at the 1998 Annual Meeting of Shareholders.

All of the nominees are now directors of the Company. All of the nominees have consented to serve if elected. If for any unforeseen reason a nominee would be unable to serve if elected, the persons named in the accompanying proxy may exercise their discretion to vote for a substitute nominee selected by the Board of Directors. However, the Board of Directors has no reason to anticipate that any of the nominees will not be able to serve, if elected.

                     The Board of Directors recommends that
       Shareholders vote "FOR" the election of the nominees for director.

PROPOSAL NO. 2:  APPROVAL OF APPOINTMENT OF AUDITORS
- - ----------------------------------------------------

Subject to approval by the Shareholders, the Board of Directors has selected the firm of Ernst & Young LLP to audit the financial statements of the Company for the fiscal year ending February 29, 1996. This firm of certified public accountants or its predecessor has acted as independent auditors for the Company and its subsidiaries since 1976.

Representatives of Ernst & Young LLP will be present at the 1995 Annual Meeting of Shareholders and will be available to respond to appropriate questions.

  The Board of Directors recommends that Shareholders vote "FOR" the approval of the appointment of Ernst & Young LLP.

                                     _____

DIRECTORS OF THE COMPANY
- - ------------------------

The following table sets forth certain information as to the number of shares of Common Stock of the Company beneficially owned as of May 2, 1995, by (i) each current director and (ii) all of the current executive officers and directors of the Company as a group. Except as otherwise indicated, each of the persons named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person.

                                  PRINCIPAL OCCUPATION FOR                                          COMMON STOCK OF THE     % OF
                                  PAST FIVE YEARS; POSITIONS     DIRECTOR                           COMPANY BENEFICIALLY     CLASS
DIRECTORS                    AGE  AND OFFICES WITH THE COMPANY   SINCE     OTHER DIRECTORSHIPS      OWNED AT MAY 12, 1995     (1)
- - ---------------------------  ---  ----------------------------   --------  -------------------      ---------------------    -----

L.C. Martin (2)               69  Chairman of the Board,             1958  None.                               238,425  (4) 4.1%
                                  President and Chief
                                  Executive Officer of the
                                  Company
Martin C. Bowen               51  Chairman of Team Bank - Ft.        1993  None.                                3,100   (6)    *
                                  Worth (1989 to 1992),
                                  President & CEO of
                                  Performing Arts Fort Worth
                                  (1993 to present)
John G. Richards              71  Personal Investments               1963  None.                               38,607   (7)    *
William D. Ratliff, Jr. (8)   73  Of Counsel to the law firm         1965  None.                               46,457   (9)    *
                                  of Shannon, Gracey, Ratliff
                                  & Miller, L.L.P.; Assistant
                                  Secretary of the Company
Robert H. Johnson (5)         70  Financial Consultant;              1965  None.                               27,103  (10)    *
                                  Certified Public Accountant;
                                  Secretary-Treasurer of the
                                  Company
Dana Perry (2)                46  Vice President of Finance;         1992  None.                               74,100  (11) 1.3%
                                  Chief Financial Officer of
                                  the Company; and Assistant
                                  Secretary of the Company
R.J. Schumacher (5)           66  CEO and Chairman of Pride          1986  TGX Corporation                     26,809  (12)    *
                                  Refining, Inc. (1989-1994);
                                  President and CEO of Texland
                                  Petroleum, Inc.
                                  (1973-Present)
W.C. Walker  (5)              71  Management Consultant              1986  Global Marine, Inc. (3);            27,141  (13)    *
                                  (1989-Present)                           DI Industries, Inc. (3)
Dr. H. Kirk Downey            52  Dean of the M.J. Neeley            1992  Harris Methodist                     6,300  (14)    *
                                  School of Business and a                 Health Plan
                                  Professor of Management at               LKCM Fund
                                  Texas Christian University

All Current Directors and Executive Officers as a Group (13 Persons)                                          576,770       9.5%(15)

*Less than one percent (1%)

(1) The percentage is calculated for each individual by using as the denominator the total shares of Common Stock outstanding at the close of business on May 2, 1995 (5,743,910 shares), plus the shares of Common Stock such individual has the right to acquire within sixty (60) days of May 2, 1995, pursuant to the exercise of Stock Options granted by the Company.
(2) Member of the Nonstatutory Stock Option Committee.
(3) A publicly owned corporation.
(4) Includes 44,257 shares of Common Stock which Mr. Martin has the right to acquire within 60 days of May 2, 1995, pursuant to the exercise of options granted under the 1986 and 1991 Incentive Stock Option Plans of the Company.
(5) Member of the Audit and Compensation Committee.
(6) Includes 2,100 shares of common stock which Mr. Bowen has the right to acquire within 60 days of May 2, 1995, pursuant to the exercise of options granted under the 1991 Nonstatutory Stock Option Plan of the Company.
(7) Includes 24,936 shares Mr. Richards has the right to acquire within sixty
    (60) days of May 2, 1995, pursuant to options granted under the 1988 and 1991 Nonstatutory Stock Option Plans.
(8) Mr. Ratliff is Of Counsel to the law firm of Shannon, Gracey, Ratliff & Miller, L.L.P., which has been general counsel to the Company since 1968. The Company proposes to retain said law firm as its general counsel during the current fiscal year.
(9) Includes 24,936 shares Mr. Ratliff has the right to acquire within sixty
    (60) days of May 2, 1995, pursuant to options granted under the 1988 and 1991 Nonstatutory Stock Option Plans.

                                     _____

(10) Includes 24,936 shares Mr. Johnson has the right to acquire within sixty
     (60) days of May 2, 1995, pursuant to options granted under the 1988 and 1991 Nonstatutory Stock Option Plans.
(11) Includes 13,187 shares of Common Stock which Mr. Perry has the right to acquire within 60 days of May 2, 1995, pursuant to the exercise of options granted under the 1986 and 1991 Incentive Stock Option Plans.
(12) Includes 24,936 shares Mr. Schumacher has the right to acquire within sixty
     (60) days of May 2, 1995, pursuant to options granted under the 1988 and 1991 Nonstatutory Stock Option Plans.
(13) Includes 24,936 shares Mr. Walker has the right to acquire within sixty
     (60) days of May 2, 1995, pursuant to the exercise of options granted under the 1988 and 1991 Nonstatutory Stock Option Plans. All 2,205 shares of Common Stock currently owned are held jointly by Mr. Walker and his wife.
(14) Includes 6,300 shares Dr. Downey has the right to acquire within sixty (60) days of May 2, 1995, pursuant to the exercise of options granted under the 1991 Nonstatutory Stock Option Plan.
(15) The percentage is calculated by using total shares of Common Stock outstanding at the close of business on May 2, 1995 (5,743,910) plus 140,238 shares of Common Stock that executive officers of the Company have the right to acquire within 60 days of May 2, 1995 pursuant to options granted under the 1986 and 1991 Incentive Stock Option Plans of the Company plus 158,016 shares of Common Stock that directors have the right to acquire within sixty (60) days of May 2, 1995 pursuant to options granted under the 1988 and 1991 Nonstatutory Stock Option Plans.

No family relationship exists between any director, or executive officer, of the Company and any other director or executive officer of the Company.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934. Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission. Copies of such reports are required to be furnished to the Company.

Based solely on a review of such forms furnished to the Company and certain written representations from the executive officer and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with on a timely basis.


EXECUTIVE COMPENSATION AND OTHER MATTERS
- - ----------------------------------------

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION. Through fiscal periods ended February 28, 1995, compensation for the Chief Executive Officer and senior executives has been approved by the full Board of Directors upon the recommendations of the Audit and Compensation Committee. This Committee is composed of three outside directors, none of whom perform any services to or receive any fees from the Company in any capacity other than as director.

It has been the philosophy and the practice of the Committee to relate executive compensation to the profitability of the Company. This is accomplished through a two-tiered structure of measuring the compensation rewards as follows:

1. Base Salary - This is related to standard performance in which appropriate peer companies are compared to the Company's pay standards.

2. Bonus - A portion of executive compensation is calculated by taking a predetermined percent of the before tax income of the Company in the case of the Chief Executive Officer or of a particular segment of the Company in the case of an executive officer who is responsible for such segment.

Additionally, the executive officers participate, along with other employees, in the Company Profit Sharing Plan, the annual contributions to which are dramatically affected by profitability of the Company.

Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted in 1993, imposes a $1 million limit on the amount of compensation that will be deductible by the Company with respect to the Chief Executive Officer and the four other most highly compensated executive officers. Performance based compensation that meets certain requirements will not be subject to the deduction limit. The Committee has reviewed the impact of Section 162(m) on the Company and believes it is unlikely that the compensation paid to any executive officer during the fiscal year ending February 29, 1996 will exceed the limit. The Committee will continue to monitor the impact of the Section 162(m) limit and to assess alternatives for avoiding any loss of tax deductions in future years.

                                     _____

The role of the Audit and Compensation Committee also includes a full review of the compensation package of the five highest paid executive officers, whether or not their salary and bonuses exceed $100,000. This review is then presented and recommended to the full board of nine directors, seven of whom are independent directors.


                                    MEMBERS OF THE COMPENSATION COMMITTEE
                                     Robert H. Johnson, Chairman
                                     R. J. Schumacher
                                     William C. Walker


SUMMARY COMPENSATION TABLE. The following information summarizes annual and long-term compensation for services in all capacities to the Company for the fiscal years ended February 28, 1995, February 28, 1994 and February 28, 1993 of the Chief Executive Officer and the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeds $100,000 (the "Named Executives").

                          SUMMARY COMPENSATION TABLE
                          ==========================

                                           ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                                           -------------------                           ----------------------
                                                                                      AWARDS                  PAYOUTS

                                                            OTHER ANNUAL      RESTRICTED               LONG-TERM
NAME AND                   YEAR                             COMPENSATION   STOCK AWARD(S)  OPTIONS/   INCENTIVE       ALL OTHER
PRINCIPAL POSITION        ENDING    SALARY ($)    BONUS($)       ($)             ($)        SARS (#)  PAYOUTS ($)  COMPENSATION ($)
- - ------------------------  ------  --------------  --------  -------------  -------------   ---------  ----------   ----------------
L.C. Martin, Chairman,      1995        250,000     65,144          0            0            19,424      0          14,174 (4)
 President, and Chief       1994        250,000     80,569          0            0                 0      0          22,698 (5)
 Executive Officer          1993        250,000     37,278          0            0                 0      0          16,725 (6)


T.J. Benton, President,     1995        112,200 (3) 34,999          0            0             7,412      0           5,774 (7)
 Rig-A-Lite Partnership,    1994         99,100 (3) 74,405          0            0                 0      0          10,271 (7)
 Ltd. (1)                   1993         78,900 (3) 62,618          0            0                 0      0           4,367 (7)


R.C. Campanalie,            1995        107,800 (3)  6,664          0            0             7,137      0           4,422 (8)
 President, The Calvert     1994        107,800 (3) 14,516          0            0                 0      0           7,853 (8)
 Company                    1993        100,000     32,529          0            0                 0      0           4,488 (8)

R.L. Hackleman,             1995         96,000     18,678          0            0             6,100      0           4,532 (9)
 President, Atkinson        1994         96,000     14,558          0            0            18,000      0           5,936 (9)
 Industries, Inc. (2)       1993              0          0          0            0                 0      0               0

F. L. Wright                1995         66,250     46,551          0            0             5,987      0           4,178 (10)
 Senior Vice President      1994         60,000     27,753          0            0                 0      0           4,806 (10)
 Galvanizing Segment        1993         53,700     17,452          0            0                 0      0           2,654 (10)

(1) Mr. T. J. Benton resigned the position of Senior Vice President/Electrical Products Segment effective February 28, 1995. Mr. T. J. Benton resigned the position of President, Rig-A-Lite Partnership, Ltd., effective May 12, 1995.
(2) Atkinson Industries, Inc. was acquired in March, 1993.
(3) This amount includes car allowances paid to the Named Executive.
(4) The amount of $14,174 includes 1995 Director Fees of $8,400 and 1995 contribution made to Mr. Martin's account in Aztec's Profit Sharing Plan of $5,774.
(5) The amount of $22,698 includes 1994 Director fees of $8,800 and 1994 contribution made to Mr. Martin's account in Aztec's Profit Sharing Plan of $13,898 (excludes the agreements referred to on Page 7). Mr. Martin made a $150,000 withdrawal from his account balance in Aztec's Profit Sharing Plan which had been shown as compensation to Mr. Martin in prior years.
(6) The amount of $16,725 includes 1993 Director fees of $8,400 and 1993 contribution made to Mr. Martin's account in Aztec's Profit Sharing Plan of $8,325. Mr. Martin made a $150,000 withdrawal from his account balance in Aztec's Profit Sharing Plan which had been shown as compensation to Mr. Martin in prior years.

                                     _____

(7) This amount represents the contribution made to Mr. Benton's account in Aztec's Profit Sharing Plan.
(8) This amount represents the contribution made to Mr. Campanalie's account in Aztec's Profit Sharing Plan.
(9) This amount represents the contribution made to Mr. Hackleman's account in Aztec's Profit Sharing Plan.
(10) This amount represents the contribution made to Mr. Wright's account in Aztec's Profit Sharing Plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR. The following table sets forth the number of shares of Common Stock subject to options with respect to Common Stock granted to the Company's Chief Executive Officer and the Named Executives during the fiscal year ending February 28, 1995. The Company has no SARs.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                     =====================================

                                                                                                          POTENTIAL REALIZED
                                                         % OF TOTAL                                        VALUE AT ASSUMED
                                     NUMBER OF            OPTIONS/        EXERCISE OR                    ANNUAL RATES OF STOCK
                                     OPTIONS/           SARS GRANTED      BASE PRICE                      PRICE APPRECIATION
              NAME                     SARS             TO EMPLOYEES     ($ PER SHARE)   EXPIRATION       FOR OPTION TERM ($)
                                     GRANTED (a)        IN FISCAL YEAR        (b)           DATE          5%(c)          10%(c)
- - -----------------------------       ------------        --------------   -------------   ----------      ----------------------

L. C. Martin                           19,424                 7%             4.4375       2/21/00        23,814          52,623

T. J. Benton                            7,412                 3%             4.4375       2/21/00         9,087          20,080

R. C Campanalie                         7,137                 3%             4.4375       2/21/00         8,750          19,335

R. L. Hackleman                         6,100                 2%             4.4375       2/21/00         7,479          16,526

F. L. Wright, Jr.                       5,987                 2%             4.4375       2/21/00         7,340          16,222

(a) Options granted are immediately exercisable and are for a term of 5 years, subject to earlier termination related to termination of employment.
(b) All options above were granted at market value at date of grant.
(c) These columns reflect the potential realizable value of each grant assuming the market value of the Company's stock appreciates at 5 percent and 10 percent, compounded annually, from the date of grant over the term of the option. There is no assurance that the actual stock price appreciation over the 5 year option term will be at the assumed 5 percent or 10 percent levels or at any other level. Unless the market price of the stock does in fact appreciate over the option term, no value will be realized from the option grants.


OPTIONS EXERCISED AND YEAR END VALUE TABLE. The following table sets forth certain information regarding the options exercised and the year end value of options held by the Company's Chief Executive Officer and the Named Executives during the fiscal year ending February 28, 1995.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES
                       =================================

                                                                     NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED IN-THE-
                             SHARES ACQUIRED                         OPTIONS AT FY-END (#)         MONEY OPTIONS AT FY-END ($)
NAME                         ON EXERCISE (#)   VALUE REALIZED ($)  EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
- - ---------------------------  ----------------  ------------------  -------------------------       ----------------------------

L. C. Martin                      None                 -0-           44,257         -0-              31,045            -0-

T. J. Benton                      None                 -0-           25,162         -0-               8,406            -0-

R. C. Campanalie                  None                 -0-           26,645         -0-              14,132            -0-

R. L. Hackleman                   3,000               7,675          19,100         -0-               2,080            -0-

F. L. Wright, Jr.                 5,733               1,749          11,887         -0-               7,375            -0-


LONG-TERM INCENTIVE PLAN AWARDS. The Company did not make any awards to the Company's CEO or any of its most highly compensated executive officers during the year ending February 28, 1995, under any long-term incentive plan.

CHANGE IN CONTROL AGREEMENT. The Company has entered into a change in control agreement with Mr. L. C. Martin, the President and Chief Executive Officer of the Company. The change in control agreement provides for the payment of certain benefits upon the occurrence of a change in control of the Company. A "change in control of the Company" includes the acquisition by any person

                                     _____
of 50 percent or more of the shares of Common Stock, a merger or consolidation of the Company in which the Company does not survive as an independent public company, a sale of all or substantially all of the assets of the Company, or a liquidation or dissolution of the Company.

Under the change in control agreement, if Mr. Martin remains in the employ of the Company for a period of at least three months immediately following the date of occurrence of a change in control of the Company, he will be entitled to receive a lump sum payment from the Company within five days after the expiration of the three-month period, regardless of whether he continues in the employ of the Company after the expiration of the three-month period (the "Change in Control Payment"). The change in control agreement provides for the payment of the Change in Control Payment of $750,000 in the event of any change in control of the Company, whether or not such change in control is approved by the Board of Directors and/or Shareholders of the Company. Additionally, if during the three-month period Mr. Martin is terminated as a result of death or total disability or for any other reason whatsoever by the Company, he will be entitled to receive, in addition to the Change in Control Payment provided above, his full base salary through the date of termination of his employment, plus any other amounts to which he would be entitled under any compensation plan of the Company. However, if the employment of Mr. Martin during the three-month period is terminated by him for any reason other than as a result of his death or total disability or voluntary termination for good reason as defined in the agreement, he would be entitled to his full base salary through the date of termination of his employment, plus any other amounts to which he would be entitled under any compensation plan of the Company, but would not be entitled to the Change in Control Payment provided above.


BUY-SELL AND TERMINATION AGREEMENT. During fiscal 1994 the Company has entered into a "Buy-Sell and Termination Agreement" (the "Agreement") with Mr. L. C. Martin, the President and Chief Executive Officer of the Company. The Agreement provides that the proceeds from a $1 million dollar life insurance policy on Mr. Martin be used to acquire (from the executive's wife or estate) the number of shares of Company Common Stock which could be purchased in the event the executive dies while employed by the Company. The purchase price per share is to be the market value of the stock on the day before the date of death. Upon termination (other than for "just cause") of employment from the Company prior to death, the Company will convey all rights in the insurance policy to the executive, including cash surrender value. The Company has recorded a deferred liability and corresponding charge to expense in the amount of $246,000 during fiscal 1994. The deferred compensation amount is equivalent to the cash surrender value of the insurance policy and amounted to $275,000 at February 28, 1995.

Under the "Buy-Sell and Termination Agreement", the Company agrees to maintain a whole life insurance policy in the face amount of $1 million on the life of Mr. Martin previously acquired by the Company (the "Policy"). The Company shall be the owner and direct beneficiary of the Policy and shall be solely responsible for the payment of any and all premiums required to be paid to keep the Policy in effect. Within 180 days of the death of Mr. Martin, if Mr. Martin was at the time of his death employed by the Company, Mrs. Martin or the estate, heirs, legal representatives, successors or beneficiaries of Mr. Martin shall tender to the Company for sale, transfer or conveyance to the Company a number of shares equal in value to the proceeds received by the Company from the Policy. Upon the tender of the shares of the Company, the Company shall purchase the shares with the proceeds received by the Company under the policy. For purposes of this Agreement, the value of the shares to be sold, assigned and conveyed to the Company as provided for herein shall be determined based on the closing price per share of the Common Stock of the Company as traded on the National Market System of NASDAQ on the day before the date of death of Mr. Martin. Upon the termination of employment of Mr. Martin from the Company for any reason other than "Just Causes", the Company hereby agrees to assign and convey all rights and title of the Company in the Policy, including any cash surrender value in the Policy, to Mr. Martin. No shares shall be transferred to the Company in consideration of the assignment and conveyance of the Policy to Mr. Martin. For purposes of this Agreement, "Just Cause" shall mean Mr. Martin willfully and intentionally fails to substantially perform his duties as an officer of the Company, or Mr. Martin has committed an illegal act (other than minor traffic violations or similar acts) in connection with his employment that could reasonably be expected to materially adversely affect the Company. If Mr. Martin is terminated for "Just Cause," the Company shall be under no obligation to assign and convey the Policy to Mr. Martin.


STOCK PRICE PERFORMANCE GRAPH. The following graph illustrates the five-year cumulative total return of investments in Aztec Manufacturing Co., the CRSP Index for Nasdaq Stock Market (U.S. Companies) and the CRSP Index for Nasdaq Non-Financial Stocks. Aztec is listed on the Nasdaq Stock Market and is engaged in multiple industries. The shareholder return shown below is not necessarily indicative of future performance. Total return, as shown, assumes $100 invested on February 28, 1990 in shares of Aztec Manufacturing Co. and each index, all with cash dividends reinvested. The calculations exclude trading commissions and taxes.

                                     _____

                       FIVE-YEAR CUMULATIVE TOTAL RETURN
                  VALUE OF $100 INVESTED ON FEBRUARY 28, 1990
              For Fiscal Years Ended on the Last Day of February

                       [PERFORMANCE GRAPH APPEARS HERE]


                                                              2/90   2/91   2/92   2/93   2/94   2/95
                                                             -----  -----  -----  -----  -----  -----
        Aztec Manufacturing Co.                              100.0  109.7   81.4   60.0  140.2   93.8
        CRSP Index for Nasdaq Stock Market (US Companies)    100.0  110.2  157.2  167.2  196.8  200.1
        CRSP Index for Nasdaq Non-Financial Stocks           100.0  114.7  162.7  160.0  193.1  190.6

ACTION TO BE TAKEN UNDER THE PROXY
- - ----------------------------------

Unless otherwise specified in the accompanying proxy, the proxy holders will vote the shares represented thereby "FOR" the election of L.C. Martin, R. J. Schumacher and Dr. H. Kirk Downey as directors for a three year term expiring at the 1998 Annual Meeting of Shareholders, and "FOR" the approval of the appointment of Ernst & Young LLP as the independent auditors of the Company for its fiscal year ending February 29, 1996.

The accompanying proxy will also be voted in connection with the transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof. Management knows of no other matters, other than as set forth above, to be considered at the meeting. If, however, any other matters properly come before the meeting, or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter.

                                     _____

SHAREHOLDER PROPOSALS
- - ---------------------

Shareholder proposals for inclusion in the Proxy Statement for the 1996 Annual Meeting of Shareholders must be received at the executive office of the Company on or before January 31, 1996.


ANNUAL REPORTS
- - --------------

The Company's 1995 Annual Report to Shareholders, covering the fiscal year ended February 28, 1995, including audited financial statements, is enclosed with this Proxy Statement. Neither the Annual Report nor the financial statements are incorporated into this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.

A COPY OF THE COMPANY'S 1995 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER WHOSE PROXY IS SOLICITED UPON WRITTEN REQUEST TO:


                            Aztec Manufacturing Co.
                            400 North Tarrant Street
                            Crowley, Texas 76036
                            Attention:  Dana Perry




                            BY ORDER OF THE BOARD OF DIRECTORS

                            Robert H. Johnson, Secretary



Crowley, Texas
June 1, 1995

================================================================================

                      1995 ANNUAL MEETING OF SHAREHOLDERS
                           10:00 a.m., July 11, 1995

                                Petroleum Club
                                Derrick I Room
                      39th Floor of the Continental Plaza
                                777 Main Street
                               Fort Worth, Texas

                                     _____

  AZTEC MANUFACTURING CO.                                         ANNUAL MEETING
  400 N. Tarrant . Crowley, TX 76036                               JULY 11, 1995
P
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned, having received the notice and accompanying Proxy Statement and revoking all prior proxies, hereby appoints L. C. MARTIN, R.J. SCHUMACHER
R and Dr. H. KIRK DOWNEY and each of them with power of substitution in each, proxies to vote at the annual meeting to be held on July 11, 1995 at 10:00 a.m. in Fort Worth, Texas, or at any adjournment thereof, all shares of Aztec Manufacturing Co. which the undersigned may be entitled to vote. Said
O proxies are authorized to vote as directed on the reverse side of this card.

                                            This proxy must be dated and signed
                    Shares in Your Name     exactly as shown hereon.
X

                                            DATED:________________________, 1995

Y                                           ------------------------------------

                                            ------------------------------------

                                            Executors, administrators, trustees,
                                            etc., should give full title as
                                            such. If the signer is a
                                            corporation, please sign full
                                            corporate name by duly authorized
                                            officer.





  AZTEC MANUFACTURING CO.       ANNUAL MEETING       (CONTINUED FROM OTHER SIDE)
                                JULY 11, 1995
P
  This proxy when properly executed will be voted in the manner directed herein by the above signed shareholder. If no direction is made, this proxy will be voted for Director nominees and for proposal 2.
R
  1.  ELECTION OF DIRECTORS.   (MARK ONLY ONE)
      Nominees:   L.C. Martin, R.J. Schumacher, Dr. H. Kirk Downey
      [_]  VOTE FOR all nominees listed,  [_]  VOTE WITHHELD from all nominees.
O          except as marked to the
           contrary above(if any).  (To
           withhold your vote for any
           individual nominee, strike a
X          line through the nominee's
           name in the list above).

  2.  APPROVAL OF AUDITORS.  FOR [_]  AGAINST [_]  ABSTAIN [_]
Y
  3. In their discretion, upon other matters as may properly come before the meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

       PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE